For Immediate Release
Contacts: Courtney Guertin, Public Relations Specialist
401-457-9501; courtney.guertin@lintv.com
Richard Schmaeling, Chief Financial Officer
401-457-9510; richard.schmaeling@lintv.com

LIN TV Corp. Announces Third Quarter 2009 Results

PROVIDENCE, RI, October 29, 2009 – LIN TV Corp. (NYSE: TVL) today reported third quarter 2009 results.

Summary of Results for the Third Quarter 2009

•	Net revenues decreased 18% to $81.4 million, compared to $98.8 million in the third quarter of 2008.

•	Digital revenues, which include Internet advertising revenues and retransmission consent fees, increased 28% to $10.4 million, compared to $8.1 million in the third quarter of 2008.

•	General operating expenses decreased 9% to $60.9 million, compared to $66.8 million in the third quarter of 2008.

•	Operating income was $13.8 million, compared to operating income of $24.5 million in the third quarter of 2008.

•	Loss from continuing operations was $0.9 million, including a special item of $1.2 million after-tax, compared to income from continuing operations of $10.2 million in the third quarter of 2008.

•	Net loss per diluted share was $0.02, compared to net income per diluted share of $0.20 in the third quarter of 2008.

Commenting on the third quarter results, LIN TV’s President and Chief Executive Officer Vincent L. Sadusky said: “As anticipated, the economic conditions in our markets remained difficult which resulted in reduced advertising expenditures by our advertisers. Our efficiency plan resulted in meaningful expense reductions and coupled with digital revenue growth, allowed us to exceed our guidance. Looking ahead, the pace of economic growth and recovery remains uncertain, however, we are experiencing modest improvement in advertising demand. We believe our productivity gains, continued growth in our digital business and the return of political advertising will result in significant cash flow growth in 2010.”

Acquisition of Red McCombs Media, LP

On October 2, 2009, the Company completed the acquisition of Red McCombs Media, LP (“RM Media”), an online advertising and media services company based in Austin, Texas. The acquisition provides the Company with a national interactive footprint and significantly expands the Company’s multi-platform offerings by providing national online advertising and enhanced services, including targeted display, rich media, video advertising, custom-built vertical channels, search engine marketing, search engine optimization, and mobile marketing.

Key Balance Sheet and Cash Flow Items

Total debt outstanding at September 30, 2009 was $680.8 million, as compared to $743.4 million at December 31, 2008.  Unrestricted cash and cash equivalent balances at September 30, 2009 were $11.8 million, as compared to $20.1 million at December 31, 2008.  During the quarter ended September 30, 2009, the Company paid $4.0 million of principal on its term loan balances and $7.0 million of principal on its revolving credit facility.  The Company’s outstanding revolving credit facility balance was $203.0 million at September 30, 2009, as compared to $135.0 million at December 31, 2008, with $22.0 million available for borrowing under that facility.  Consolidated leverage, as defined in the Company’s Amended and Restated Credit Agreement, was 7.8x as of September 30, 2009 compared to 5.7x as of December 31, 2008.

Other components of cash flow for the third quarter of 2009 were cash capital expenditures of $1.3 million and cash payments for programming of $6.6 million.

Third Quarter 2009 Special Item

During the quarter ended September 30, 2009, the Company recorded an impairment charge of $2.0 million, or $1.2 million after-tax, relating to an accrued loan to the Company’s joint venture with NBC Universal, which has experienced depressed cash flows during this economic downturn.  The charge relates to a write down of amounts the Company expects to advance to the joint venture during the fourth quarter of 2009 and through the first quarter of 2010 under a shortfall funding agreement with NBC Universal.

Operating Highlights

Throughout the economic downturn, the Company has continued to improve its product quality and compete vigorously for audience share.

Local News Leadership and Ratings Highlights:
•	15 of the Company’s “Big-4” network affiliate stations ranked #1 or #2 from sign-on/sign-off during the July 2009 ratings period in households.
•	13 of the Company’s "Big-4" network affiliate stations grew audience across all local news dayparts in household ratings year-to-year during the July 2009 ratings period.
•	Seven television stations ranked #1 in household ratings for all weekday newscasts (morning, early evening and late news): WOOD-TV; WAVY-TV; WIVB-TV; WANE-TV; WWLP-TV; WTHI-TV; and WLFI-TV.
•	The Company increased local programming by 235 hours compared to the same period in 2008.

Digital Highlights:
•	Retransmission consent fees increased 36% in the third quarter of 2009, compared to the same period in 2008.
•
The Company delivered its largest audience to-date across all of its web sites in the third quarter of 2009, including a combined 184.2 million total user actions, an increase of 37% compared to the same period last year. Time spent on site increased 77% and unique visitors increased 25% compared to the same period last year.

•	The Company delivered 32 million video views with an average duration of more than 2 minutes.
•	75% of the Company’s station web sites rank #1 for time spent on site in the local market compared to its broadcast media competitors.1
•
Mobile impressions increased 54% to 28.7 million in the third quarter of 2009 compared to the second quarter of 20092. Also during the third quarter of 2009, the Company was the first broadcaster in its local markets to launch BlackBerry smartphone applications. Since the launch of the Company’s Blackberry and iPhone applications, the Company has generated over 60 million impressions and 160,000 application downloads.

Revenue:
•
Core local and national advertising sales combined, which excludes political advertising sales, decreased 16% to $75.6 million in the third quarter of 2009, compared to $90.3 million for the same period in 2008, reflecting the continued impact of the economic downturn nationally and across all of the Company’s markets.

•	The Company’s political advertising sales were $3.0 million for the quarter ended September 30, 2009, compared to $11.4 million in the same period last year.

Operating Expenses:
•
General operating expenses for the three months ended September 30, 2009 decreased by $5.9 million, or 9% compared to the third quarter 2008, driven largely by decreases in direct operating expenses and selling, general and administrative expenses of $3.3 million and $3.6 million, respectively, offset by the impact of a deferred compensation benefit that was recorded in 2008, which did not recur in 2009.

1 comScore media metrics data; July-September 2009. Columbus is not measured by comScore.

2 The Company launched its mobile business in the fourth quarter of 2008, and therefore cannot make year-over-year comparisons.

Business Outlook

The results presented in this release, including all of the amounts discussed in this Business Outlook section, reflect the classification of the operations of Banks Broadcasting, Inc. as discontinued operations for all periods presented.  The Company has provided historical quarterly financial information for its continuing operations on its web site.  Interested parties should go to www.lintv.com and in the “Investor Relations” section, click on “Financial Reports & Releases,” then “Quarterly and Other Reports” and then “Supplemental Financial Data.”

Based on current sales order pacings,  the market decline for both local and national advertising spending and reduced political advertising this year, the Company expects that fourth quarter 2009 net revenues will decrease in the range of 8.8% to 14.6% (or $9.2 million to $15.2 million), compared to net revenues of $104.2 million for the fourth quarter of 2008.  Fourth quarter 2008 revenues included $20.7 million of net political advertising.  For the full year, we currently expect that 2009 net revenues will decrease in the range of 16.6% to 18.1% (or $66.4 million to $72.4 million) compared to reported net revenues of $399.8 million in 2008.

In addition, due to decreases in variable sales costs and other cost reduction actions, the Company expects that its station direct operating and SG&A expenses will decrease in the range of 4.9% to 9.9% (or $2.9 million to $5.9 million) for the fourth quarter of 2009 compared to expenses of $59.9 million for the fourth quarter of 2008.  For the full year, we expect station direct operating and SG&A expenses will decrease in the range of 9.7% to 10.9% (or $22.6 million to $25.6 million) compared to reported expenses of $233.8 million for 2008.

The Company’s current outlook for revenues, expenses and cash flow items for the fourth quarter and full year 2009, excluding special items, are anticipated to be in the following ranges:

	Fourth Quarter 2009	Full Year 2009
Net advertising revenues	$73.0 to $76.0 million	$272.7 to $275.7 million
Net digital revenues	$13.0 to $15.0 million	$42.5 to $44.5 million
Network comp/Barter/Other revenues	$3.0 to $4.0 million	$12.2 to $13.2 million
Total net revenues	$89.0 to $95.0 million	$327.4 to $333.4 million
Direct operating and SG&A expenses(1)	$54.0 to $57.0 million	$208.2 to $211.2 million
Station non-cash stock-based compensation expense	$0.2 to $0.4 million	$0.7 to $0.9 million
Amortization of program rights	$6.0 to $6.5 million	$24.2 to $24.7 million
Cash payments for programming	$6.5 to $7.0 million	$27.2 to $27.7 million
Corporate expense(1)	$4.0 to $4.5 million	$17.2 to $17.7 million
Corporate non-cash stock-based compensation expense	$0.2 to $0.4 million	$1.3 to $1.5 million
Depreciation and amortization of intangibles	$8.2 to $8.5 million	$31.4 to $31.7 million
Cash capital expenditures	$5.0 to $6.0 million	$9.5 to $10.5 million
Cash interest expense	$10.0 - $10.5 million	$39.3 - $39.8 million
Debt principal amortization	$4.0 million	$15.9 million
Cash taxes	$0.0 to $0.1 million	$0.0 to $0.1 million
Effective tax rate	30% to 33%	92% to 95%
Distributions from equity investments	$0.0	$2.6 million
(1) Includes non-cash stock-based compensation expense.

LIN TV advises that all of the information and factors set forth above are subject to risks, uncertainties and assumptions (see the “Forward Looking Statements” heading below), which could individually or collectively cause actual results to differ materially from those projected above.

Conference Call
LIN TV will hold a conference call to discuss its third quarter results today, October 29, 2009, at 9:00 AM Eastern Time.  To participate in the call, please dial 1-800-533-7954 for U.S. callers and 1-785-830-1924 for international callers.  The call-in pass code is 5491051. Callers who intend to participate in the call should dial-in 10 minutes before the start of the call to ensure access. The conference call will also be webcast simultaneously from LIN TV Corp.’s website, www.lintv.com, and can be accessed there through a link on the home page (under the Latest News section).  For those unavailable to participate in the live teleconference, a replay can be accessed via the Investor Relations section of www.lintv.com or by dialing 1-888-203-1112 and entering the same passcode as above.  The telephone replay will be available through November 12, 2009.

Access to Non-GAAP Financial Measures and Other Supplemental Financial Data
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance. The preceding discussion of our results includes a discussion of loss from continuing operations, including special items, and includes a section detailing these items.  Loss from continuing operations, including special items, is a non-GAAP financial measure and is not intended to replace loss from continuing operations, a directly comparable GAAP financial measure. Special items are items that are significant, and unusual or infrequent and provide more comparable information about the Company’s operating performance. Additionally, non-GAAP financial measures such as Broadcast Cash Flow (BCF), Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Free Cash Flow (FCF) should not be viewed as alternatives or substitutes for GAAP reporting.  However, BCF, Adjusted EBITDA and FCF are common supplemental measures of performance used by investors, lenders, rating agencies and financial analysts.  As a result, these non-GAAP measures can provide certain additional insight about the market value of the Company and its stations; the Company’s ability to fund acquisitions, investments and working capital needs; the Company’s ability to service its debt; the Company’s performance versus other peer companies in its industry; and other operating performance trends for its business.  The Company makes available reconciliations of its operating income (loss), a GAAP reporting measure, to BCF, Adjusted EBITDA and FCF on the Company’s web site.  In addition, the Company provides additional information on its web site, at the same location, regarding historical revenue by source, pro forma income statement information and certain other components of cash flow. Interested parties should go to www.lintv.com and in the “Investor Relations” section, click on “Financial Reports & Releases”, then “Quarterly and Other Reports” and then “Supplemental Financial Data”.

Forward-Looking Statements
The information discussed in this press release, particularly in the section with the heading Business Outlook, includes forward-looking statements about the Company’s future operating results within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The Company based these forward-looking statements on its current assumptions, knowledge, estimates and projections about factors that could affect its future operations.  Although the Company believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that those assumptions and expectations will prove to be correct.  Statements in this press release that are forward-looking include, but are not limited to, statements regarding quarter and full year station time sales order pacings; local, national and political advertising growth; digital, network compensation, barter and other revenue growth; direct operating, SG&A, barter, amortization of program rights and corporate expense growth; and cash programming, cash capital expenditures, cash interest expense and principal amortization, future compliance with financial covenants in our credit agreement, cash tax payments and effective tax rates and distributions from equity investments.  These forward-looking statements are subject to various risks, uncertainties and assumptions which may cause these expectations and assumptions not to occur or to differ materially from those outcomes projected in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the potential continuing deterioration of national and/or local economies; restrictions on the Company’s operations as a result of the Company’s indebtedness; global or local events that could disrupt TV broadcasting; continuing softening of the domestic advertising market; further consolidation of national and local advertisers, and the national sales representation market; potential liabilities related to the Company’s guarantee of the debt obligations of its joint venture with NBC Universal; risks associated with acquisitions, including integration of acquired businesses; changes in TV viewing patterns, ratings and commercial viewing measurement; increases in news and syndicated programming costs, and capital expenditures; changes in television network affiliation agreements; changes in government regulation; competition; seasonality; effects of complying with accounting standards; potential influence of certain stockholders, including HM Capital Partners I LP and its affiliates, and other risks discussed in the Company’s Annual Report on Form 10-K and  other filings made with the Securities and Exchange Commission (which are available on the Company’s web site, www.lintv.com, in the Investor Relations section), or at www.sec.gov, which discussions are incorporated in this release by reference.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required to by applicable law.

About LIN TV
LIN TV Corp., along with its subsidiaries, is a local multi-media company that owns and/or operates 27 network-affiliated broadcast television stations in 17 U.S. markets and more than 50 interactive television station and niche web sites. LIN TV’s digital advertising and services agency, RM Media, leverages unique technology, new product innovation and customized interactive and mobile advertising solutions to deliver measurable results to local, regional and national clients.

LIN TV Corp. is traded on the New York Stock Exchange under the symbol “TVL”. Financial information about the company is available at www.lintv.com.

###

- financial tables follow -

LIN TV Corp.
Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
	(in thousands)

Net revenues	$81,371	$98,804	$238,363	$295,571

Operating costs and expenses:
Direct operating	25,635	28,977	79,083	88,666
Selling, general and administrative	24,727	28,321	75,089	85,157
Amortization of program rights	6,317	5,856	18,221	17,620
Corporate	4,206	3,683	13,193	14,922
General operating expenses	60,885	66,837	185,586	206,365

Depreciation, amortization and other operating charges (benefits):
Depreciation	7,561	7,308	23,135	22,125
Amortization of intangible assets	24	44	64	228
Impairment of goodwill and broadcast licenses	-	-	39,894	296,972
Restructuring charge	-	-	498	-
(Gain) loss from asset dispositions	(886)	74	(3,544)	(296)
Operating income (loss)	13,787	24,541	(7,270)	(229,823)

Other expense (income):
Interest expense, net	11,259	13,241	32,314	41,554
Share of loss (income) in equity investments	2,000	(662)	2,000	(861)
Loss (income) on extinguishment of debt	-	491	(50,149)	4,195
Other, net	(232)	1,036	(176)	622
Total other expense (income), net	13,027	14,106	(16,011)	45,510

Income (loss) from continuing operations before provision for income taxes	760	10,435	8,741	(275,333)
Provision for (benefit from) income taxes	1,635	218	9,944	(70,666)

(Loss) income from continuing operations	(875)	10,217	(1,203)	(204,667)
Discontinued operations:
(Loss) income from discontinued operations, net of gain from the sale of discontinued operations of $11 for the nine months ended September 30, 2009 and net of provision for income taxes of $74 for the three months ended September 30, 2008, and net of (benefit from) provision for income taxes of $(628) and $215 for the nine months ended September 30, 2009 and 2008, respectively	-	(196)	(446)	184
Net (loss) income	$(875)	$10,021	$(1,649)	$(204,483)
Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.02)	$0.20	$(0.02)	$(4.04)
(Loss) income from discontinued operations, net of tax	-	-	(0.01)	0.01
Net (loss) income	$(0.02)	$0.20	$(0.03)	$(4.03)
Weighted - average number of common shares outstanding
used in calculating basic (loss) income per common share	51,367	50,620	51,371	50,714

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.02)	$0.20	$(0.02)	$(4.04)
(Loss) income from discontinued operations, net of tax	-	-	(0.01)	0.01
Net (loss) income	$(0.02)	$0.20	$(0.03)	$(4.03)

Weighted - average number of common shares outstanding
used in calculating diluted (loss) income per common share	51,367	50,620	51,371	50,714

LIN TV Corp.
Consolidated Balance Sheets
(unaudited)
	September 30	December 31
	2009	2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$11,762	$20,106
Restricted cash	2,000	-
Accounts receivable, less allowance for doubtful accounts (2009 - $2,652; 2008 - $2,761)	61,927	68,277
Program rights	2,256	3,311
Assets held for sale	-	430
Other current assets	5,705	5,045
Total current assets	83,650	97,169
Property and equipment, net	166,420	180,679
Deferred financing costs	9,304	8,511
Program rights	1,982	3,422
Goodwill	114,486	117,159
Broadcast licenses and other intangible assets, net	392,856	430,142
Assets held for sale	-	8,872
Other assets	4,008	6,640
Total assets	$772,706	$852,594

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Current portion of long-term debt	$15,900	$15,900
Accounts payable	4,666	7,988
Accrued expenses	45,727	56,701
Program obligations	10,789	10,109
Liabilities held for sale	-	429
Total current liabilities	77,082	91,127
Long-term debt, excluding current portion	664,924	727,453
Deferred income taxes, net	153,382	141,702
Program obligations	2,512	5,336
Other liabilities	63,219	69,226
Total liabilities	961,119	1,034,844

Stockholders' deficit:
Class A common stock, $0.01 par value, 100,000,000 shares authorized,
Issued: 29,684,218 and 29,733,672 shares at September 30, 2009 and December 31, 2008, respectively
Outstanding: 27,877,790 and 27,927,244 shares at September 30, 2009 and December 31, 2008, respectively	294	294
Class B common stock, $0.01 par value, 50,000,000 shares authorized, 23,502,059 shares at September 30, 2009 and December 31, 2008, issued and outstanding; convertible into an equal number of shares of Class A or Class C common stock	235	235
Class C common stock, $0.01 par value, 50,000,000 shares authorized, 2 shares at September 30, 2009 and December 31, 2008, respectively, issued and outstanding; convertible into an equal number of shares of Class A common stock	-	-
Treasury stock, 1,806,428 shares of Class A common stock at September 30, 2009 and December 31, 2008, at cost	(18,005)	(18,005)
Additional paid-in capital	1,103,364	1,101,919
Accumulated deficit	(1,240,739)	(1,239,090)
Accumulated other comprehensive loss	(33,562)	(34,634)
Total stockholders' deficit	(188,413)	(189,281)
Preferred stock of Banks Broadcasting, Inc.	-	7,031
Total deficit	(188,413)	(182,250)
Total liabilities, preferred stock and stockholders' deficit	$772,706	$852,594

LIN TV Corp.
Consolidated Statements of Cash Flows
(unaudited)
	Nine Months Ended September 30,
	2009	2008
	(in thousands)
OPERATING ACTIVITIES:
Net loss	$(1,649)	$(204,483)
Loss (income) from discontinued operations	446	(184)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation	23,135	22,125
Amortization of intangible assets	64	228
Impairment of goodwill, broadcast licenses and broadcast equipment	39,894	296,972
Amortization of financing costs and note discounts	2,945	4,782
Amortization of program rights	18,221	17,620
Program payments	(18,322)	(19,909)
(Gain) loss on extinguishment of debt	(50,149)	4,195
Share of loss (income) in equity investments	2,000	(861)
Deferred income taxes, net	10,462	(71,082)
Stock-based compensation	1,615	3,583
Gain from asset dispositions	(3,539)	(296)
Other, net	2,120	25
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	6,350	11,602
Other assets	(164)	2,104
Accounts payable	(3,322)	(6,822)
Accrued interest expense	5,914	8,889
Other accrued expenses	(17,220)	(2,076)
Net cash provided by operating activities, continuing operations	18,801	66,412
Net cash used in operating activities, discontinued operations	(101)	(1,142)
Net cash provided by operating activities	18,700	65,270

INVESTING ACTIVITIES:
Capital expenditures	(4,772)	(16,314)
Cash paid for broadcast license rights	(7,561)	-
Change in restricted cash	(2,000)	-
Distributions from equity investments	-	2,649
Other investments, net	-	401
Net cash used in investing activities, continuing operations	(14,333)	(13,264)
Net cash provided by (used in) investing activities, discontinued operations	5,875	(693)
Net cash used in investing activities	(8,458)	(13,957)

FINANCING ACTIVITIES:
Net proceeds on exercises of employee and director stock based compensation	-	1,183
Proceeds from borrowings on long-term debt	81,000	115,000
Principal payments on long-term debt	(93,280)	(190,025)
Payment of long-term debt financing costs	(3,662)	(1,232)
Net cash used in financing activities, continuing operations	(15,942)	(75,074)
Net cash used in financing activities, discontinued operations	(2,644)	-
Net cash used in financing activities	(18,586)	(75,074)

Net decrease in cash and cash equivalents	(8,344)	(23,761)
Cash and cash equivalents at the beginning of the period	20,106	40,031
Cash and cash equivalents at the end of the period	$11,762	$16,270

Supplemental schedule of non-cash investing activities:
Accrual for estimated loan to joint venture with NBC Universal	$2,000	$-